UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2022

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 7, 2022, ARKO Corp., a Delaware corporation (“ARKO”), issued a press release with respect to the matters described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly stated in such filing.

Item 8.01 Other Events.

On December 6, 2022, GPM Southeast, LLC, a Delaware limited liability company and a subsidiary of ARKO, together with certain other subsidiaries of ARKO (collectively, the “Buyers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with WTG Fuels Holdings, LLC and certain other sellers party thereto (collectively, the “Sellers”), pursuant to which the Sellers have agreed to sell to the Buyers certain assets, including:

•
24 Uncle’s Convenience Stores located across western Texas; and
•
57 proprietary GASCARD-branded fleet fueling cardlock sites and 52 private cardlock sites located in western Texas and southeastern New Mexico.

The total consideration for the transaction, as set forth in the Purchase Agreement, is approximately $140.4 million plus the value of inventory on the closing date, subject to certain other closing adjustments. The Company intends to finance from its own sources approximately $25.4 million plus the value of inventory and other closing adjustments, with the balance coming from Oak Street Real Estate Capital Net Lease Property Fund, LP (“Oak Street”) in accordance with ARKO’s previously reported standby real estate purchase, designation and lease program agreement with Oak Street. Under this arrangement, Oak Street or its affiliates has agreed to acquire certain of the real properties from the Sellers substantially concurrently with closing of the transaction, and ARKO or its affiliates will then lease these real properties from Oak Street.

The closing of the transaction is subject to fulfillment of customary conditions precedent and the completion of various transition planning matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by ARKO Corp. on December 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	December 7, 2022	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler Chairman, President and Chief Executive Officer